Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-143616 and 333-166988) and Form S-8 (Nos. 333-140480, 333-131739, 333-122035, 333-115174, 333-103113, 333-81870, 333-72020, 333-55592, 333-30026, 333-52881, 333-21551, 33-98514, 333-162053 and 333-165409) of Pharmacyclics, Inc. of our report dated September 13, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 13, 2010